Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of L3Harris Technologies, Inc. of our report dated February 21, 2019, relating to the financial statements and the effectiveness of internal control over financial reporting of L3 Technologies, Inc., which appears in L3Harris Technologies, Inc.’s Current Report on Form 8-K dated June 28, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 4 , 2020